UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 11, 2023

CINGULATE INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40874	86-3825535
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1901 W. 47th Place
Kansas City, KS	66205
(Address of principal executive offices)	(Zip Code)

(913) 942-2300

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, par value $0.0001 per share	CING	The Nasdaq Stock Market LLC (Nasdaq Capital Market)
Warrants, exercisable for one share of common stock	CINGW	The Nasdaq Stock Market LLC (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01. Regulation FD Disclosure.

On July 11, 2023, Cingulate Inc. (the “Company”) issued a press release announcing positive top-line results from its Phase 3 adult efficacy and safety trial of its lead candidate, CTx-1301 (dexmethylphenidate), a novel, investigational treatment being developed as a true, once-daily stimulant medication for attention deficit/hyperactivity (ADHD), upon approval from the U.S. Food and Drug Administration (FDA). A copy of the press release is attached hereto as Exhibit 99.1.

The information in this Current Report on Form 8-K under Item 7.01, including the information contained in Exhibit 99.1, is being furnished to the Securities and Exchange Commission, and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by a specific reference in such filing.

Item 8.01. Other Events.

On July 11, 2023, the Company announced positive top-line results from its Phase 3 efficacy and safety trial of its lead candidate, CTx-1301 (dexmethylphenidate), a novel, investigational treatment being developed as a true, once-daily stimulant medication for ADHD, upon approval from the FDA.

The Phase 3 CTx-1301-022 study (NCT05631626), which assessed efficacy and safety along with onset and duration of CTx-1301 in 21 adults (age range: 18-55 years) with ADHD in an adult laboratory classroom setting, demonstrated a meaningful trend in improving ADHD symptoms with a rapid onset of action and entire active-day duration. After a 5-week dose optimization period, subjects were either randomized to their optimized dose of CTx-1301 or placebo. Subjects who were randomized to their optimized dose of CTx-1301 showed improvements on the Permanent Product Measure of Performance (PERMP) (effect size 0.88 to 2.6; with an average of 1.79) compared to subjects randomized to placebo.

The overall effect size showed a trend toward significance with a p-value of 0.089 despite the modest sample size. A Meta-Analysis conducted by Faraone and Glatt (Clinical Psychiatry 71:6 June 2010) using 11 published studies with long-acting stimulants in adults demonstrated the average effect size to be 0.73 (approximate range 0.5 to 0.9). Subjects randomized to CTx-1301 demonstrated an effect size of 1.41 at 30 minutes and an effect size of 0.98 at 16 hours. Effect size represents the magnitude of a change in an outcome or the strength of a relationship, the practical significance. The practical significance shows that the effect is large enough to be meaningful in the real world. The larger the effect size the more meaningful the outcome.

In addition, the secondary outcome using the Clinical Global Impression (CGI) Scale for severity of illness was associated with a decrease in the severity of illness in subjects randomized to CTx-1301 compared to placebo. This is noteworthy as the purpose of this study was to obtain estimates of effect size and it was not anticipated that significant treatment differences would be observed. CTX-1301 was well tolerated; 9% of the subjects that were randomized to CT-x-1301 experienced treatment emergent adverse events (TEAEs), while 30% of subjects that were randomized to placebo experienced TEAEs. Patient reported outcomes on the overall satisfaction with CTx-1301 compared to subject’s prior ADHD medication was favorable.

Full results from the Phase 3 CTx-1301-022 trial, including safety data and patient reported outcomes from a pre- and post-trial questionnaire, are being submitted for presentation at upcoming medical meetings.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press release dated July 11, 2023

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CINGULATE INC.

Dated: July 11, 2023	By:	/s/ Shane J. Schaffer
	Name:	Shane J. Schaffer
	Title:	Chief Executive Officer